SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of 1934

          Filed by the Registrant [X]

          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [X]  Preliminary Proxy Statement
          [ ]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

           ....................Pharmos Corporation........................
                   (Name of Registrant as Specified In Its Charter)

           ...............................................................
                    (Name of the Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the appropriate box):

          [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(j)(2).
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies: N/A
               2) Aggregate number of securities to which transaction applies: N/A
               3)   Per unit price or other underlying value of transaction
                    computed pursuant to Exchange Act Rule 0-11:1  N/A
               4)   Proposed maximum aggregate value of transaction:  N/A

            1 Set forth the amount on which the filing fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:  N/A
               2)   Form, Schedule or Registration Statement No.:  N/A
               3)   Filing Party:  N/A
               4)   Date Filed:  N/A

                                 PHARMOS CORPORATION
                                  2 Innovation Drive
                                  Alachua, FL 32615
                                    (904) 462-1210

                 ____________________________________________________


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                 ____________________________________________________


               NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of Pharmos Corporation (the "Company") will be held in
         Alachua, Florida at 9:00 a.m. on December 18, 1996 at    the Progress
         Center, One Progress Boulevard    , Alachua, Florida 32615, (i) for
         the election of Directors of the Company to hold office until the next annual meeting of the stockholders and until their successors are duly elected and qualified; (ii) to adopt the incentive and non-qualified stock option plan; and (iii) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

               The Board of Directors has fixed the close of business on November 19, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

               If you do not expect to be personally present at the meeting, but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you fill in, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                          Haim Aviv, Ph.D.
                                          Chairman of the Board

         November 20, 1996


         PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                 PHARMOS CORPORATION
                                  2 Innovation Drive
                                  Alachua, FL 32615
                                    (904) 462-1210

                                     PROXY STATEMENT

                          FOR ANNUAL MEETING OF STOCKHOLDERS
                           To be held on December 18, 1996

                                     INTRODUCTION

               The Annual Meeting is called to elect members of the Board of Directors and to adopt the incentive and non-qualified stock option plan. The Meeting, however, will be open for the transaction of such other business as may properly come before it although, as of the date of this proxy statement, management does not know of any other business that will come before the Annual Meeting. If any other matters do come before the Annual Meeting, the persons named in the enclosed form of proxy are expected to vote said proxy in accordance with their judgment on such matters.

               This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about November 20, 1996. A copy of the Annual Report for the fiscal year ended December 31, 1995, which includes audited financial statements, is included herewith for those stockholders of record as of November 19, 1996, the record date for the Annual Meeting.

               The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors, and no compensation will be paid therefor. There will be no solicitation of proxies other than by mail or personal solicitation by officers and employees of the Company. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith.
         A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company: (i) a duly executed proxy bearing a later date; or (ii) a written instrument revoking the proxy.

               With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee. Abstentions and broker nonvotes are included in the determination of the number of shares present at the Annual Meeting for quorum purposes.

                                  VOTING SECURITIES

               The Board of Directors has fixed the close of business on November 19, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

               As of November 1, 1996, the outstanding capital stock of the Company consisted of 29,219,969 shares of Common Stock, $.03 par value ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her at the close of business on the record date.

               The shares for which the accompanying proxy is solicited will be voted providing the proxy is executed and returned by the stockholder prior to the Annual Meeting.

               The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of November 1, 1996, by (i) each person who was known by the Company to own beneficially more than 5% of any class of the Company's Stock, (ii) each of the Company's Directors, and (iii) all current Directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares listed next to such person's name.

                                                 Amount of
          Name and Address of                   Beneficial        Percentage
          Beneficial Ownership                   Ownership      of Total (1)
          ____________________                 ___________      ____________
          Grace Brothers Ltd.(2)                 1,923,077              6.6%
          1000 W. Diversey Parkway
          Suite 233
          Chicago, IL  60614

          Haim Aviv, Ph.D.(3)                      888,805              3.0%
          c/o Pharmos Ltd.
          Kiryat Weitzman
          Rehovot, Israel

          Marvin P. Loeb(4)                        300,271              1.0%
          Trimedyne, Inc.
          2810 Barranca Road
          Irvine, CA 92714

          E. Andrews Grinstead III(5)               75,738                 *
          Hybridon, Inc.
          One Innovation Drive
          Worcester, MA 01605


                                          3


          Stephen C. Knight, M.D.                      -0-               -0-
          Arthur D. Little, Incorporated
          Acorn Park
          Cambridge, MA 02140

          David Schlachet                              -0-               -0-
          Weizmann Institute of Science
          Rehovot, Israel

          Fredric D. Price                           1,750                 *
          Applied Microbiology, Inc.
          771 Old Saw Mill River Road
          Tarrytown, New York 10591

          All Directors and                      1,305,590              4.5%
          Executive Officers
          as a group
          (8 persons)(6)

          ____________________________

           *  Indicates ownership of less than 1%.

         (1) Based on 29,219,969 shares of Common Stock outstanding, plus each individual's currently exercisable, or exercisable within 60 days, warrants and/or options. Assumes that no other individual will exercise any warrants and/or options.

         (2) Information determined according to a Schedule 13G filed with the Securities and Exchange Commission.

         (3) Includes 276,153 shares of Common Stock held in the name of Avitek Ltd., of which Dr. Aviv is the Chairman of the Board of Directors and the principal stockholder, and, as such, shares the right to vote and dispose of such shares. Also includes currently exercisable options to purchase 39,376 shares of Common Stock.

         (4) Held jointly with his wife. Also includes currently exercisable options to purchase 20,000 shares of Common Stock. Does not include shares held by his adult children, his grandchildren or a trust for the benefit of his grandchildren.

         (5)  Consists of currently exercisable options to purchase Common
              Stock.

         (6) Based on the number of shares of Common Stock outstanding, plus 135,114 currently exercisable warrants and/or options held by the Directors and executive officers.

                            ITEM 1 - ELECTION OF DIRECTORS

                   Five Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The election of Directors requires the affirmative vote of a plurality of shares cast of Common Stock voting together present or represented at a meeting at which a quorum (one-third (1/3) of the outstanding shares of Common Stock) is present or represented. It is the intention of the persons named in the accompanying proxy form to vote FOR the election of the five persons named in the table below as Directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for Director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

                   The following table sets forth the name, age and position of each Director and executive officer:

         Name                          Age       Position
         ____                          ___       ________
         Haim Aviv, Ph.D.              55        Chairman, Chief Executive
                                                 Officer, Acting President,
                                                 Chief Scientist and
                                                 Director

         Marvin P. Loeb                70        Director

         E. Andrews Grinstead III      51        Director

         Stephen C. Knight, M.D.       36        Director

         David Schlachet               50        Director

         Fredric D. Price              51        Director

         Gad Riesenfeld, Ph.D.         52        Chief Operating Officer and
                                                 Executive Vice President

         Anat Biegon, Ph.D.            42        Vice President/Research and
                                                 Development

                   Haim Aviv, Ph.D., is Chairman, Chief Executive Officer, Acting President, Chief Scientist and a Director of the Company and co-founded in 1990, Pharmos Corporation, a New York corporation ("Old Pharmos"), which merged into the Company on October 29, 1992 (the "Merger"). Dr. Aviv also served as Chairman, Chief Executive Officer, Chief Scientist and a Director of Old Pharmos prior to the Merger. Dr. Aviv was the co-founder in 1980 of Bio-Technology

         General Corp. ("BTG"), a publicly-traded company engaged in the development of products using recombinant DNA, its General Manager and Chief Scientist from 1980 to 1985, and a Director and Senior Scientific Consultant until August 1993. Prior to that time, Dr. Aviv was a professor of molecular biology at the Weizmann Institute of Science. Dr. Aviv is the principal stockholder of Avitek Ltd., a stockholder of the Company. Dr. Aviv is also an officer and/or significant stockholder of several privately-held Israeli pharmaceutical and venture capital companies.

                   E. Andrews Grinstead, III, a Director of the Company
         since 1991, is Chairman and Chief Executive Officer of Hybridon,
         Inc., a    publicly-held     biotechnology company.  Mr. Grinstead
         joined Hybridon in 1991. From 1987 to October 1990, he was Managing Director and group head of the life sciences group at Paine Webber, Inc. From 1986 to 1987, Mr. Grinstead was Managing Director and group head of the life sciences group at Drexel Burnham Lambert. From 1984 to 1986, he was a Vice President at Kidder, Peabody &
         Co., Inc., where he developed the life sciences corporate finance
         specialty group.   Prior to his seven years on Wall Street, Mr.
         Grinstead served in a variety of operational and executive positions with Eli Lilly & Company, most recently as general manager of Venezuelan Pharmaceutical, Animal Health and
         Agricultural Chemical Operations. Since 1991, Mr. Grinstead has served as a Director of EcoScience Corporation, a development-stage company engaged in the development of biopesticides. Since 1994, Mr. Grinstead has served as a member of the Board of Trustees for the Albert B. Sabine Vaccine Foundation, a 501(c)(3) charitable foundation dedicated to disease prevention. Mr. Grinstead was appointed to the President's Council of the National Academy of Sciences and the Institute of Medicine in 1992.

                   Marvin P. Loeb, a Director, was Chairman of the Board of the Company (then known as Pharmatec, Inc.) from December 1982 through October 1992. He has been Chairman of Trimedyne, Inc. (and its subsidiaries), a publicly-held company engaged in the manufacture of lasers, optical fibers and laser delivery systems, since April 1981; a Director of Gynex Pharmaceuticals, Inc., from April 1986 until its merger with and into Biotechnology General Corporation in 1993, a publicly-held company engaged in the development and commercialization of pharmaceutical products; a Director of Petrogen, Inc., a privately-held company engaged in the genetic engineering of bacteria for cleanup of oil waste and toxic waste, from April 1987 to April 1992 (Chairman from November 1980 to December 1982 and from July 1983 to April 1987); Chairman of Automedix Sciences, Inc., an inactive, publicly-held company engaged in the development of products for treating cancer and other diseases, since September 1980; Chairman of Cardiomedics, Inc., a privately-held, development stage company engaged in the development of heart assist devices, from May 1986; Chairman of Xtramedics, Inc., a publicly-held company developing a feminine hygiene product, from November 1986 to February 1994 and a Director of Xtramedics from November 1986 until May 1994; Chairman of

         Ultramedics, Inc., an inactive, privately-held company developing blood treatment products, since November 1988; and President and Director of Marvin P. Loeb & Co. since 1965, and Master Health Services, Inc. since 1972, both of which are family-held companies engaged in licensing of inventions and financial consulting.

                   Stephen C. Knight, M.D., a Director of the Company since November 10, 1994, is a Senior Consultant in the Process Industries section of the North American Management Consulting Directorate at Arthur D. Little, Inc. Dr. Knight recently returned from a two-year assignment in the Arthur D. Little office in Brussels, Belgium. During the past five years, he has been involved in a variety of corporate and research and development strategic planning, technology assessment, and merger and acquisition studies in the pharmaceutical, biotechnology, health care information, medical equipment and diagnostic industries. Prior to joining Arthur D. Little, Dr. Knight worked as a consultant at APM, Inc. Dr. Knight has performed medical research at the National Institutes of Health, AT&T Bell Laboratories, and Yale and Columbia Universities.

                   David Schlachet, a Director of the Company since December 15, 1994, is Vice President of Finance and Administration at the Weizmann Institute of Science in Rehovot, Israel, a position he has held since 1990. Mr. Schlachet is responsible for the Institute's administration and financial activities, including personnel, budget and finance, funding, investments, acquisitions and collaboration with the industrial and business communities. From 1989 to 1990, Mr. Schlachet was President and Chief Executive Officer of YEDA Research and Development Co. Ltd., a marketing and licensing company at the Weizmann Institute of Science. Mr. Schlachet is a Director of Taya Investment Company Ltd., an Israeli publicly-held investment company.

                   Fredric D. Price, a Director of the Company since August 1996, is Chief Executive Officer and member of the Board of Directors of Applied Microbiology, Inc., a publicly-traded health care company engaged in the development of food ingredients, special dietary foods, and therapeutic agents that may be useful against infectious diseases. He is also a member of the Executive Committee (and Secretary) of the Board of Directors of the New York Biotechnology Association. From July 1991 to September 1994, he was Vice President Finance & Administration and Chief Financial Officer of Regeneron Pharmaceuticals, Inc. For the five years prior to joining Regeneron, Fred was the President of FxFDP, a consulting practice that provided strategic planning, market development, and new product introduction services to pharmaceutical and other health care businesses. From 1973 to 1986, he worked for Pfizer Pharmaceuticals, where he was Vice President, responsible for both the Pfipharmecs Division and the Controllers's Department for all of Pfizer Pharmaceuticals. Fred received a BA from Dartmouth College in 1967 and an MBA in 1969 from the Wharton School of the University of Pennsylvania.

                   Gad Reisenfeld, Ph.D., was named Chief Operating Officer in March 1995 and has served as Executive Vice President since December 1994. He had been the Vice President of Corporate Development and General Manager of Florida Operations since October 1992 and was employed by Pharmos Ltd. from March 1992 until the Merger. Prior thereto, he was engaged in free-lance consulting relating to the commercialization of intellectual property, primarily in the pharmaceutical and medical fields. From March 1990 through May 1991 Dr. Reisenfeld was a Director and Manager of Kamapharm Ltd., a private company specializing in human blood products. Prior thereto, from May 1986, he was Managing Director of Galisar Ltd., a private company involved in extracorporeal blood therapy.


                   Anat Biegon, Ph.D., was named Vice President of Research and Development in December 1994. Dr. Biegon became head of Research and Development for the Company in 1994. From 1992 to 1994, Dr. Biegon was a director in Pharmos Ltd.'s Department of Pharmacology. From 1991 to 1992, she was a Staff Physiologist at the University of California at Berkeley's Lawrence Berkeley Laboratory, Division of Research Medicine and Radiation Biophysics. From 1990 to 1991, Dr. Biegon was a Research Associate Professor in the Department of Psychiatry at New York University Medical Center. From 1988 to 1990, she was an Associate Professor in the Department of Neurobiology at the Weizmann Institute of Science.


                      BOARD OF DIRECTORS MEETINGS AND COMMITTEES

                   During the 1995 fiscal year, there were twelve meetings of the Board of Directors. A quorum of Directors was present, either in person or by telephonic hookup, for all of the meetings. Actions were also taken during the year by the unanimous written consent of the Directors.

                   The members of the Audit Committee are Messrs. Loeb and Grinstead. Actions of the Audit Committee were taken during the year by the unanimous written consent of the Directors. The Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor's fees and recommending the engagement of the auditors to the full Board of Directors.

                   The Compensation and Stock Option Committee consists of Messrs. Loeb and Grinstead. Actions of the Compensation and Stock Option Committee were taken during the year by the unanimous written consent of the Directors. The Compensation and Stock Option Committee has the full power and authority to interpret the provisions and supervise the administration of the Company's stock option plans and to grant options outside of these plans and the authority to review all matters relating to personnel of the Company.

                   The Board of Directors does not have a standing nominating committee.

                   The following table summarizes the total compensation of the Chief Executive Officer of the Company for 1995 and the two previous years, as well as all other executive officers of the Company who received compensation in excess of $100,000 for 1995.

     Summary Compensation Table
                                                                             --Long Term Compensation--
                                                                               Restricted        Stock
      Name/                                ---- Annual Compensation -----        Stock        Underlying
      Principal Position         Year      Salary     Bonus         Other       Awards($)       Options
      __________________         ____      ______   _______   ___________     ___________     __________
      Haim Aviv, Ph.D./          1995    $200,230              20,551 (1)                     324,376
       Chairman, Chief           1994     195,476                             $25,750         225,000
       Executive Officer,        1993     187,320   $17,500                    25,750             -0-
       Acting President,
       and Chief Scientist

      Gad Reisenfeld, Ph.D./     1995     136,664              34,481 (2)                      79,333
       Executive Vice            1994     110,000              40,828 (2)         -0-          29,333
       President                 1993     110,000    17,000    28,410 (2)         -0-             -0-

      S. Colin Neill/            1995                         109,375 (3)                         10,000 (4)
      Acting Vice
      President/Finance and
      Administration, Chief
      Financial Officer,
      Secretary and Treasurer   (5)

      John F. Howes, Ph.D./      1995     115,000                                 -0-          34,933
       Vice President/Clinical   1994     109,200     5,000                       -0-          14,933
       Affairs   (6)             1993     105,300                                 -0-             -0-

         _______________
         1    Consists of car allowance.

         2 Consists of housing allowance ($15,300), contributions in insurance premiums ($13,500) and car allowance.

         3    Consists of non-employee compensation.

         4 Consists of warrant to purchase 10,000 shares of common stock at $1.88 per share expiring on 10/31/2001.

         5    Mr. Neill resigned from the Company effective July 1, 1996.

         6    Mr. Howes resigned from the Company effective August 31, 1996.
[/FN]
                                          10

                   The following tables set forth information with respect to the named executive officers concerning the grant and exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

   Option Grants for the Year
   Ended December 31, 1995:

                                           % of Total                                 Potential Realizable Value at
                                             Options                                     Assumed Annual Rate of
                              Number of     Granted to     Exercise                     Stock Price Appreciation
                               Options      Employees       Price       Expiration    -------for Option Term-------
   Name                        Granted     During Year    Per Share        Date             5%            10%
   ____                      __________     ___________   _________     __________      _________      _________
   Haim Aviv, Ph.D.              60,000         8.6%        $ 1.94       10/31/05         $73,100       $185,300
                             (1)264,376        37.8%        $ 2.50       10/31/05        $171,500       $668,900

   Gad Reisenfeld, Ph.D.         40,000         5.8%        $ 1.94       10/31/05         $49,000       $123,500
                              (1)39,333         5.6%        $ 2.50       10/31/05         $25,800        $99,300


   John F. Howes, Ph.D.(2)       20,000         2.9%        $ 1.94       10/31/05         $24,000        $61,800
                              (1)14,933         2.1%        $ 2.50       10/31/05          $9,800        $37,700

  _____________________

  1)   Represents previously issued options canceled and regranted in 1995.

  2)   Mr. Howes resigned from the Company effective August 31, 1996.

  Aggregated Option Exercises
  for the Year Ended December 31, 1995
  and Option Values as of December 31, 1995:

                            Number of                                                   Value of Unexercised
                             Shares                    Number of Unexercised           In-the-Money Options at
                          Acquired on    Value      Options at December 31, 1995         December 31, 1995(1)
   Name                     Exercise    Realized    Exercisable    Unexercisable     Exercisable    Unexercisable
   ____                   ___________   ________    ___________    _____________     ___________    _____________
   Haim Aviv, Ph.D.                0           0         31,501          292,875             -0-              -0-

   Gad Reisenfeld, Ph.D.           0           0              0           79,333             -0-              -0-

   John F. Howes, Ph.D.(2)         0           0              0           34,933             -0-              -0-

  _____________________

  (1)  Based upon closing price on December 31, 1995 as reported on the Nasdaq SmallCap Market and the exercise price per option.

  (2)  Mr. Howes resigned from the Company effective August 31, 1996.

                           REPORT OF COMPENSATION COMMITTEE

                   The following report of the Compensation Committee is provided solely to the shareholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the Securities and Exchange Commission for the purpose of establishing statutory liability. This Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement.

                   The Compensation and Stock Option Committee of the Board of Directors establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers, and administers the 1992 Incentive and Non-Qualified Stock Option Plan as well as the Company's other Stock Option Plans. The Compensation and Stock Option Committee is composed of two independent, non-employee Directors who have no interlocking relationships as defined by the Securities and Exchange Commission other than as described below (see "Compensation Committee Interlocks and Insider Participation").

                   The Compensation and Stock Option Committee, being responsible for overseeing and approving executive compensation and grants of stock options, is in a position to appropriately balance the current cash compensation considerations with the longer-range incentive-oriented growth outlook associated with stock options. The main objectives of the Company's compensation structure include rewarding individuals for their respective contributions to the Company's performance, providing executive officers with a stake in the long-term success of the Company and providing compensation policies that will attract and retain qualified executive personnel.

                   The Compensation and Stock Option Committee believes that the chief executive officer's (CEO) compensation should be heavily influenced by Company performance. Although Dr. Aviv's existing agreements with the Company (see "Employment/Consulting Contracts/Directors' Compensation") provide for a base level of salary and consulting compensation, the Committee determines the appropriate level of bonuses and increases, if any, based in large part on Company performance. The Committee also considers the salaries of CEOs of comparably-sized companies and their performance.

                   Stock options are granted to the CEO, as to other executives, primarily based on the executive's ability to influence the Company's long-term growth.

                   The Compensation and Stock Option Committee has adopted similar policies with respect to compensation of other officers of the Company. The Committee establishes base salaries that are within the range of salaries for persons holding similarly responsible positions at other companies. In addition, the Committee considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

                   As with the CEO, the number of options granted to the other officers is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth. All options are granted at no less than the current market price. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

              During 1995, the Committee considered the fact that the exercise price for the existing stock options for executive officers, employees, current directors and consultants of the Company granted in prior years had become considerably in excess of market prices for the Company's Common Stock and that as a result such options did not provide the holders with the desired incentive of linking their long term compensations with the performance goals of the Company's stockholders. This consideration along with the Committee's consideration of the performance of the executive officers during a very critical period of the Company's history, including: the filing of the new drug application for the Company's leading product candidate LotemaxTM, the signing of the Marketing Agreement with Bausch & Lomb, the progress made by the Company with other new compounds, and the improved cash and equity positions of the Company as a result of equity offerings and the implementation of cost savings, lead to the Committee's recommendation that previously issued options be cancelled and reissued at exercise prices closer to the market value of the Company's Common Stock.

              As a result in October 1995, the Committee and Board approved the cancellation and reissuance of certain previously issued options held by current executives, employees, directors and consultants of the Company at an exercise price of $2.50 per share. Such price represented a 29% premium over the market price of the Company's Common Stock as of the date of the grant. The options regranted subject to the 1992 Plan are subject to an exercise schedule which provides that none of the regranted options may be exercised until one year from the date of the grant, October 31, 1995.
                             Members of the Compensation and
                               Stock Option Committee

                             Marvin P. Loeb
                             E. Andrews Grinstead III

               EMPLOYMENT/CONSULTING CONTRACTS/DIRECTORS' COMPENSATION


                   Haim Aviv, Ph.D. In addition to serving as Chairman of the Board and Chief Executive Officer of the Company, Dr. Aviv has provided consulting services under a consulting agreement with an initial three year term ended May 3, 1993. The term automatically renews for additional one-year periods unless either the Company or Dr. Aviv terminates the agreement at least 90 days prior to a scheduled expiration date. Dr. Aviv is entitled to severance pay equal to 25% of his salary in the event of termination or non-renewal without cause. Under the agreement, Dr. Aviv is required to render certain consulting services to the Company and in consideration therefor, Dr. Aviv is entitled to receive $170,000 per year, subject to yearly increases and review.

                   The Company's subsidiary, Pharmos Ltd., employs Dr. Aviv as its Chief Executive Officer under an employment agreement with Dr. Aviv pursuant to which Dr. Aviv receives $30,000 per year, subject to yearly increases and review. Dr. Aviv is required to devote at least 50% of his business time and attention to the business of Pharmos, Ltd. and to serve on its Board of Directors. Dr. Aviv was issued at par value effective as of the time of his engagement, the equivalent of 18,000 shares of Common Stock,
         subject to a four year    vesting     program.


                   Gad Reisenfeld, Ph.D. In October 1992, Old Pharmos entered into a one year employment agreement with Dr. Reisenfeld, which is automatically renewable for successive one year terms unless either party gives three months prior notice of non-renewal. Under the Agreement, Dr. Reisenfeld devotes his full time to serving as Executive Vice President of the Company. Dr. Reisenfeld's annual gross salary is $150,000.


                   Directors' Compensation. In 1995, Directors did not receive compensation for service on the Board or for attending
         Board meetings. Non-employee members of the Board received options to purchase shares of the Company's Common Stock at an exercise price of $1.94 per share. Such options expire on October 31, 2001.
         These options become exercisable in three equal installments on October 31, 1996, 1997, and 1998. The number of shares to be acquired under such options as granted to each Director is as follows: Messrs. Loeb and Grinstead 20,000 each, Messrs. Knight, Schlachet and William Hulley 10,000 each. During 1995, the Board cancelled and reissued options previously issued to current Directors. The table on the following page reflects the impact of such cancellation and reissuance.

                                                                                    Length of
                                    Number of    Market                             Original
                                    Securities   Price of    Exercise               Option Term
                                    Underlying   Stock at    Price at     Net       Remaining
                                    Options      Time of     Time of      Exercise  at Date of
      Name                Date      Repriced     Repricing   Repricing    Price     Repricing
      ____              ________    ________     _________   _________    _____     _________
      Marvin P. Loeb    10/31/95     30,000        $1.94       $6.50      $2.50     4.5 years

      E. Andrews        10/31/95     80,000        $1.94       $6.50      $2.50     4.5 years
      Grinstead III     10/31/95      5,738        $1.94       $5.23      $2.50     5.5 years


             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                   The members of the Compensation and Stock Option Committee are Messrs. Loeb and Grinstead. Prior to the Merger (October 1992), Mr. Loeb was Chairman of the Board of the Company. There were no interlocks on the Compensation and Stock Option Committee in 1995.

                                  PERFORMANCE GRAPH

                   The following graph compares the Company's cumulative stockholder's return for the five year period ended December 31, 1995 with the cumulative total return of the NASDAQ Equity Market Index and the NASDAQ Pharmaceuticals Index over the same period.

    December 31,              1990      1991    1992     1993     1994     1995
    ____________              ____    ______  ______   ______   ______   ______
    Nasdaq Stock Market US     100    160.65  186.87   214.51   209.69   296.30
    Nasdaq Pharmaceuticals     100    265.74  221.14   197.11   148.38   271.03

    Pharmos Corp. Stock        100    859.00  710.90   466.82    79.38    87.09

                                      [Insert Graph]

                   TRANSACTIONS AND/OR INDEBTEDNESS WITH MANAGEMENT

              In February 1995, the Company completed the sale of $1,270,000 principal amount convertible debentures bearing an interest rate of 10% per annum in a private placement transaction. Such debenture were convertible into shares of the Company's Common stock at $.52 per shares. A member of the Company's Board of Directors, Marvin
         P. Loeb, purchased $70,000 of such debentures and upon conversion of such debentures received 134,616 shares of Common Stock. In addition, the Company paid this director $3,920 in interest related to these debentures. Another investor in these debentures, Grace Brothers, Ltd., was a holder of over 5% of the Company's Common Stock at the time of this transaction. This investor purchased $1,000,000 of such debentures and upon conversion received 1,923,077 shares of Common Stock. In addition, the Company paid this investor $49,167 in interest related to these debentures.

              In connection with an agreement between the Company and Mr. Dachowitz, who served as Vice President-Finance and Chief Financial Officer through March 1995, during 1995 the Company made a severance payment of $75,000 to Mr. Dachowitz on the date he terminated his employment with the Company.


                                  SECTION 16 FILINGS

                   The following individuals did not file reports on Form 4 regarding certain transactions during the fiscal year ended December 31, 1995:

              Anat Biegon - repricing and acquisition of stock options (The Company notified the above-named individual in February 1995 that Form 5 must be filed regarding the above transaction, but the Company is unaware whether such Form 5 was filed.); Haim Aviv - repricing and grant of stock options; E. Andrews Grinstead, III. - repricing and acquisition of stock options; John F. Howes - repricing and acquisition of stock options; William Hulley - acquisition of stock options; Steven Knight - acquisition of stock options; Marvin Loeb - repricing and acquisition of stock options;
         S. Colin Neill - disposition of common stock and acquisition of warrants; Gad Reisenfeld - repricing and acquisition of stock options; David Schlachet - acquisition of stock options (Form 5's were filed for the above-named individuals in February 1995).

           ITEM 2 - PROPOSAL TO ADOPT THE INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

                   The Company's 1983, 1984, 1986 and 1988 Incentive Stock Option Plans (the "Incentive Plans"), which are virtually identical, provide for the issuance, pursuant to the exercise of stock options granted thereunder, of an aggregate of 225,000 shares of Common Stock. The Company's Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), which was approved by the Directors, provides for the issuance, pursuant to the exercise of stock options under the Non-Qualified Plan, of a maximum of 175,000 shares of Common Stock. The Company's 1991 Stock Option Plan (the "1991 Plan"), adopted by Old Pharmos, provides for the issuance, pursuant to the exercise of stock options granted thereunder, of a maximum of 56,062 shares of Common Stock. The Company's 1992 Stock Option Plan (the "1992 Plan") provides for the issuance, pursuant to the exercise of stock options granted thereunder, of a maximum of 750,000 shares of Common Stock. Incentive Stock Options may only be granted to employees of the Company. Non-Qualified Stock Options may be granted to employees, Directors, consultants, advisers and contractors of the Company. The Incentive Plans, the Non-Qualified Plan, the 1991 Plan and the 1992 Plan are sometimes referred to herein as the "Prior Plans".

                   The Board of Directors has adopted, subject to stockholder approval, the 1996 Incentive and Non-Qualified Stock Option Plan ("1996 Plan") which, in most material respects, is similar to the Prior Plans. The annual meeting will consider whether to approve the 1996 Plan. The full text of the 1996 Plan is appended to this Joint Proxy Statement as Appendix B, and the following summary is qualified in its entirety by reference to the 1996 Plan.

                   The purpose of the 1996 Plan is to allow Directors, officers, key employees and consultants of the Company and its subsidiaries to increase their proprietary interest in, and to encourage such employees to remain in the employ of, or maintain their relationship with, such entities. It is intended that options granted under the 1996 Plan will qualify either as incentive stock options under Section 422 of the Code or an non-qualified options. Options granted under the 1996 Plan will only be exercisable for Common Stock.

                   The 1996 Plan will be administered by a committee appointed by the Board of Directors (the "Compensation Committee"). Members of the Compensation Committee will not be eligible to receive options while they are members except to the extent otherwise permitted under the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee will designate the persons to receive options, the number of shares subject to the options and the terms of the options, including the option price and the duration of each option, subject to certain limitations. The 1996 Plan also provides that non-employee members of the Board, including Compensation Committee members, shall
         receive "formula awards" of    20,000     shares of Common Stock per
         year, to be awarded as of the first business day of January of each year, pursuant to non-qualified stock options. Such "formula award" options shall vest with respect to one-third of the shares granted thereunder on each of the first, second and third anniversaries of the date of grant.

                   The maximum number of shares of Common Stock available for issuance under the 1996 Plan is 1,500,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common Stock subject to options granted under the 1996 Plan that expire or terminate will again be available for options to be issued under the 1996 Plan.

                   The price at which shares of Common Stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of Common Stock on the date the option is granted (or at least 110% of fair market value in the case of a person holding more than 10% of the outstanding shares of Common Stock (a "10% Stockholder")).

                   The aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the 1996 Plan or any other plan of the Company or a subsidiary, shall not exceed $100,000. The Compensation Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable earlier than one year or later than ten years after the date of grant (or five years in the case of a 10% Stockholder). The option price is payable in cash or by check. However, the Board of Directors may grant a loan to an employee, pursuant to the loan provision of the 1996 Plan, for the purpose of exercising an option or may permit the option price to be paid in shares of Common Stock at the then current fair market value, as defined in the 1996 Plan.

                   Upon termination of an optionee's employment or consultancy, all options held by such optionee will terminate, except that any option that was exercisable on the date employment or consultancy terminated may, to the extent then exercisable, be exercised within three months thereafter (or one year thereafter if the termination is the result of permanent and total disability of the holder), and except such three month period may be extended by the Compensation Committee in its discretion. If an optionee dies while he is an employee or a consultant or during such three-month period, the option may be exercised within one year after death by the decedent's estate or his legatees or distributees, but only to the extent exercisable at the time of death.

                   The 1996 Plan provides that outstanding options shall vest and become immediately exercisable in the event of a "sale" of the Company, including (i) the sale of more than 75% of the voting power of the Company in a single transaction or a series of transactions, (ii) the sale of substantially all assets of the Company, (iii) approval by the stockholders of a reorganization, merger or consolidation, as a result of which the stockholders of the Company will own less than 50% of the voting power of the reorganized, merged or consolidated company.

                   The Board of Directors may amend, suspend or discontinue the 1996 Plan, but it must obtain stockholder approval to (i) increase the number of shares subject to the 1996 Plan, (ii) change the designation of the class of persons eligible to receive options, (iii) decrease the price at which options may be granted, except that the Board may, without stockholder approval accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower exercise price that is not less than the fair market value of Common Stock on the date the new option is granted, (iv) remove the administration of the 1996 Plan from the Compensation Committee, (v) render any member of the Compensation Committee eligible to receive an option under the 1996 Plan while serving thereon, or (vi) amend the 1996 Plan in such a manner that options issued under it intend to be incentive stock options, fail to meet the requirements of Incentive Stock Options as defined in Section 422 of the Code.

                   Under current federal income tax law, the grant of incentive stock options under the 1996 Plan will not result in any taxable income to the optionee or any deduction for the Company at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However the amount by which the fair market value of Common Stock at the time the option is exercised exceeds the option price is an "item of tax preference" of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of Common Stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the Common Stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the 1996 Plan, the Board of Directors permits an optionee to exercise an option by delivering already owned shares of Common Stock valued at fair market value) the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

                   The Company is currently in discussions with several emerging pharmaceutical and biotechnology companies about potential business and/or product consolidations, joint ventures, acquisitions, mergers or other business combinations. If any such transaction is consummated, the existence of these additional outstanding stock options under the 1996 Plan could have the effect of reducing the aggregate consideration received by existing stockholders in such transaction.

                   The affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting is required for approval of the 1996 Plan. The Board of Directors believes that, in the competitive market for highly qualified personnel, it is critical for companies to offer a variety of benefits in order to attract, retain and motivate key employees of outstanding ability. Accordingly, the Board of Directors recommends a vote FOR adoption of the 1996 Plan. Unless they are otherwise directed by the stockholders, the proxies intend to vote FOR this proposal.


                            INDEPENDENT PUBLIC ACCOUNTANTS

                   The Company has appointed Price Waterhouse LLP as its independent public accountants to examine the financial statements of the Company for the current fiscal year. The selection of Price Waterhouse LLP was approved by the Board of Directors prior to
         their appointment.      Price Waterhouse LLP has advised the Company
         that they do not have any material financial interests in, or any connection with (other than as independent auditors, tax advisors and management consultants), the Company.

                   Price Waterhouse LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

                           STOCKHOLDERS' PROPOSALS FOR 1997
                            ANNUAL MEETING OF STOCKHOLDERS

                   Proposals which stockholders intend to present at the 1997 annual meeting of stockholders must be received by the Company by June 1, 1997 to be eligible for inclusion in the proxy material for that meeting.

                              ANNUAL REPORT ON FORM 10-K

                   Upon sending a written request to Pharmos Corporation, 2 Innovation Drive, Alachua, FL 32615, Attention: Acting Vice President-Finance, stockholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and any amendments thereto, as filed with the Securities and Exchange
         Commission.


                                    OTHER MATTERS

                   As of the date of this Proxy Statement, the only business which management expects to be considered at the Annual Meeting is the election of Directors and the adoption of the incentive and non-qualified stock option plan. If any other matters come before the meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                                 HAIM AVIV, PH.D.
                                              Chairman of the Board
         Dated:    November 20, 1996

                                 PHARMOS CORPORATION
                                 2 Innovation Drive
                                  Alachua, FL 32615
                                    (904) 462-1210

                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      _________________________________________

                    Annual Meeting of Stockholders - December 18, 1996

                    The undersigned, as stockholder of PHARMOS CORPORATION (the "Company"), hereby appoints HAIM AVIV and GAD RIESENFELD and each of them, with full power of substitution, the true and lawful proxies and attorneys in fact of the undersigned to vote, as designated below, the number of shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, at the Annual Meeting of the Stockholders of the Company to be held on December 18, 1996 at 9:00 a.m. in Alachua, Florida, at the Company's offices, 2 Innovation Drive, and any adjournments thereof on the following matters as set forth in the Proxy Statement and Notice dated November 20, 1996:


          (1) ELECTION OF DIRECTORS OF THE COMPANY (ITEM NO. 1 IN THE PROXY STATEMENT)
           __                                 __
          [__] FOR all nominees listed       [__] WITHHOLD AUTHORITY to
               below except as marked to          vote for all nominees
               the contrary:                      listed below

          NOMINEES:      Haim Aviv
                         E. Andrews Grinstead III
                         Marvin P. Loeb
                         Stephen C. Knight
                         David Schlachet
                         Fredric D. Price

          [INSTRUCTIONS: To withhold authority to vote for any of the individual nominees, PRINT that nominee's name on the line below].
          _________________________________________________________________

          (2) PROPOSAL TO ADOPT THE PHARMOS CORPORATION 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN (THE "OPTION PLAN") (ITEM NO. 2 IN THE PROXY STATEMENT).

                  __                    __                    __
                /__ /  For            /__ /  Against        /__ /  Abstain


          (3) IN THE DISCRETION OF SUCH PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS IDENTIFIED ABOVE AND, IN THE DISCRETION OF THE PROXIES NAMED, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


               This Proxy is revocable at any time, and the undersigned reserves the right to attend the Annual Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

          Dated: __________, 1996
                                             _____________________________
                                             SIGNATURE*

                                             _____________________________
                                             SIGNATURE*

          CORRECT ADDRESS IF NECESSARY

          * NOTE: Please sign exactly as name(s) appear on your Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party must sign. If a corporation, please sign in full corporate name by the president or other authorized officer.

               THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.